UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 22, 2017

Date of Report (Date of earliest event reported)

QUALITY CARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37805	81-2898967
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

7315 Wisconsin Avenue, Suite 550 East

Bethesda, MD  20814

(Address of principal executive offices) (Zip Code)

(240)  223-4680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.  Entry into a Material Definitive Agreement.

On December 22, 2017, Quality Care Properties, Inc. (“QCP” or the “Company” ) and certain of its subsidiaries entered into a Forbearance Agreement and Amendment to Master Lease and Security Agreement (the “Agreement”) with its principal tenant, HCR III Healthcare, LLC (“HCR III”) and its parent, HCR ManorCare, Inc. (together, “HCR ManorCare”).  The Agreement amends the Master Lease and Security Agreement, dated as of April 7, 2011, as amended and supplemented from time to time, to reduce monthly cash rent to $23.5 million (“Reduced Cash Rent”) during a one-year rent reduction period beginning on November 30, 2017 and ending on November 30, 2018 (the “Rent Reduction Period”).  Rent in excess of Reduced Cash Rent will be deferred during the Rent Reduction Period and will become immediately due and payable at the end of the Rent Reduction Period.

Additionally, under the Agreement, QCP has agreed to forbear from enforcing remedies in respect of certain defaults under the Master Lease and Security Agreement and other agreements relating thereto during a “Forbearance Period” that will end automatically on January 16, 2018 and may be terminated prior to that date by QCP or HCR ManorCare upon the occurrence of, among other things, a material breach of the Agreement by the other party.  During the Forbearance Period, QCP and HCR ManorCare have also agreed to enter into good faith negotiations regarding the terms of a comprehensive restructuring of the economic relationship between the parties, although neither party has committed to enter into any such restructuring.

The Agreement includes an acknowledgement by QCP that HCR ManorCare has informed QCP that HCR III expects that it will be unable to pay a material portion of Reduced Cash Rent during part or all of the Rent Reduction Period as a result of HCR III’s financial condition.  QCP has reserved all rights and remedies with respect to HCR III’s failure, at any time, to pay Reduced Cash Rent.

The description of the Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

For additional information regarding the risks to QCP associated with HCR ManorCare, see “Risk Factors” included in QCP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as amended, which is available on QCP’s website at www.qcpcorp.com and at www.sec.gov.

Item 8.01.  Other Events.

The information in Item 1.01 and Exhibit 10.1 are incorporated by reference into this Item 8.01.

The Agreement, as defined in Item 1.01, constitutes a “Material Amendment” as defined in the First Lien Credit and Guaranty Agreement, dated as of October 31, 2016, by and among QCP, certain of its subsidiaries, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent.

The Agreement also constitutes a “Material Amendment” as defined in the Indenture governing the 8.125% senior secured notes due 2023, dated as of October 17, 2016, by and among certain QCP subsidiary issuers party thereto and Wilmington Trust, National Association, as trustee and notes collateral agent.

As noted in Item 1.01 above, the Agreement includes an acknowledgment by QCP that HCR ManorCare has informed QCP that HCR III expects that it will be unable to pay a material portion of Reduced Cash Rent during part or all of the Rent Reduction Period as a result of HCR III’s financial condition.  Moreover, HCR ManorCare has recently provided forecast information to QCP that indicates HCR ManorCare expects operating results to continue to trend significantly downward in 2018.  QCP had no part in the creation of this forecast, nor does it endorse its content.   QCP is engaged in negotiations with HCR ManorCare regarding a comprehensive restructuring of the economic relationship between HCR ManorCare and QCP.  If  HCR III is unable to pay a material portion of Reduced Cash Rent during part or all of the Rent Reduction Period, QCP may be unable to remain in compliance with certain covenants under its loan agreements.

Safe Harbor Statement

Certain statements in this document that are not historical statements of fact may be deemed “forward-looking statements.”  The Company intends to have its forward-looking statements covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with those provisions.  Forward-looking statements include, among other things, statements regarding our or HCR ManorCare’s intent, belief or expectations.  In particular we note that statements regarding our negotiations with HCR ManorCare are all forward-looking statements.  No assurance can be given that we will reach agreement with HCR ManorCare as a result of negotiations or that the terms of any such agreement will be favorable to QCP.  Forward-looking statements speak only as of the date of this Current Report on Form 8-K.  Except as may be required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any statement is based.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Forbearance Agreement and Amendment to Master Lease and Security Agreement, dated December 22, 2017, among Quality Care Properties, Inc., HCR III Healthcare, LLC and HCR ManorCare, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 26, 2017

Quality Care Properties, Inc.

By:	/s/ C. Marc Richards
	Name:	C. Marc Richards
	Title:	Chief Financial Officer